EX: 99.1

FOR IMMEDIATE RELEASE

Cambridge Bancorp Announces First Quarter 2022 Earnings and Declares Quarterly Dividend

CAMBRIDGE, MA. (April 20, 2022) - Cambridge Bancorp (NASDAQ: CATC) (the “Company”), the parent company of Cambridge Trust Company (the “Bank”), today announced unaudited net income of $13.3 million for the quarter ended March 31, 2022. Net income for the first quarter was relatively unchanged as compared to net income of $13.3 million for the quarter ended December 31, 2021. Diluted earnings per share were $1.89 for the quarter ended March 31, 2022, representing a 0.5% increase as compared to diluted earnings per share of $1.88 for the quarter ended December 31, 2021.

First Quarter 2022 Highlights:

•
Financial performance ratios for the quarter ended March 31, 2022 were strong with Operating Return on Average Assets (“ROA”) of 1.09% and Operating Return on Tangible Common Shareholders’ Equity (“ROTCE”) of 14.13%.
•
Total loans, excluding loans under the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”), increased by $106.7 million, or 3.2%, to $3.4 billion at March 31, 2022 from $3.3 billion at December 31, 2021.
•
Core deposits at March 31, 2022 increased by $170.9 million, or 4.1%, from December 31, 2021.
•
Asset quality at March 31, 2022, remained excellent with ratios of non-performing loans to total loans and non-performing assets to total assets at 0.17% and 0.12%, respectively.

“The Cambridge Trust Team delivered another quarter of strong performance in a period of market volatility,” noted Denis K. Sheahan, Chairman, President and CEO. “New business pipelines remain robust and our balance sheet is positioned to benefit in a rising rate environment.”

Balance Sheet

Total assets increased by $126.8 million, or 2.6%, from $4.89 billion at December 31, 2021 to $5.02 billion at March 31, 2022.

Total loans increased by $98.1 million, or 3.0%, from $3.32 billion at December 31, 2021 to $3.42 billion at March 31, 2022. Excluding PPP loans, total loans increased by $106.7 million, or 3.2%, from December 31, 2021.

•
Residential real estate loans increased by $32.1 million, from $1.42 billion at December 31, 2021 to $1.45 billion at March 31, 2022.
•
Commercial real estate loans increased by $68.5 million, from $1.51 billion at December 31, 2021 to $1.58 billion at March 31, 2022.
•
Commercial and industrial loans, excluding PPP loans, were relatively unchanged and totaled $249.2 million at March 31, 2022 and $247.2 million at December 31, 2021.
•
PPP loans were $13.6 million and $22.2 million at March 31, 2022 and December 31, 2021, respectively, and are included in commercial and industrial loans on the consolidated balance sheets.

The Company’s total investment securities portfolio increased by $129.2 million, or 11.0%, from $1.17 billion at December 31, 2021 to $1.30 billion at March 31, 2022, as the Company invested excess cash.

Total deposits increased by $142.6 million, or 3.3%, to $4.47 billion at March 31, 2022 from $4.33 billion at December 31, 2021.

•
Core deposits, which the Company defines as all deposits other than certificates of deposit, increased by $170.9 million, or 4.1%, to $4.34 billion at March 31, 2022, as a result of growth from new and existing client relationships.
•
The cost of total deposits for the quarter ended March 31, 2022 was 0.17%, as compared to 0.15% for the quarter ended December 31, 2021, an increase of two basis points. At March 31, 2022, the spot cost of deposits was 0.16%.

Net Interest and Dividend Income

Net interest and dividend income, before the release of credit losses, increased by $96,000, or 0.3%, to $31.9 million for the quarter ended March 31, 2022, from $31.8 million for the quarter ended December 31, 2021. This increase was primarily due to an increase in average earning assets, partially offset by a decrease in PPP loan income.

The Company’s net interest margin on a fully taxable equivalent basis decreased by 10 basis points to 2.74% for the quarter ended March 31, 2022, as compared to 2.84% for the quarter ended December 31, 2021.

In order to provide greater disclosure of the impact of loan related merger accounting and the impact of the SBA’s PPP loan program, a reconciliation of the Company’s net interest margin, on a fully taxable equivalent basis, to an adjusted net interest margin, on a fully taxable equivalent basis, is shown below. Excluding the impact of merger related loan accretion and the impact of PPP loans, the adjusted net interest margin, on a fully taxable equivalent basis, for the quarter ended March 31, 2022, was 2.67%, representing a three basis point decrease from the adjusted net interest margin, on a fully taxable equivalent basis, of 2.70% for the quarter ended December 31, 2021.

	Three Months Ended
	March 31, 2022
	Average Balance	Interest Income/ Expenses	Rate Earned/ Paid
	(dollars in thousands)
Total interest-earning assets (GAAP)	$4,753,838
Net interest income on a fully taxable equivalent basis (GAAP)		$32,111
Net interest margin on a fully taxable equivalent basis (GAAP)			2.74%
Less: Paycheck Protection Program loan impact	(17,650)	(311)	-0.02%
Less: Accretion of loan fair value adjustments		(642)	-0.05%
Adjusted net interest margin on a fully taxable equivalent basis	$4,736,188	$31,158	2.67%

Release of Credit Losses

During the quarter ended March 31, 2022, the Company recorded a release of credit losses of $412,000, as compared to a release of credit losses of $273,000 for the quarter ended December 31, 2021, as a result of improving forward-looking economic assumptions and the resulting decrease in loss expectations in the Company’s allowance for credit losses modeling.

Noninterest Income

Total noninterest income decreased by $100,000, or 0.9%, to $11.4 million for the quarter ended March 31, 2022, as compared to $11.5 million for the quarter ended December 31, 2021. This change was primarily the result of lower wealth management revenue and lower loan related derivative income, partially offset by higher other income. Noninterest income was 26.3% of total revenue for the quarter ended March 31, 2022.

•
Wealth management revenue decreased by $451,000, or 5.0%, to $8.6 million for the first quarter of 2022, as compared to $9.0 million for the fourth quarter of 2021. Wealth Management Assets under Management and Administration were $4.7 billion at March 31, 2022, a decrease of $193.8 million, or 4.0%, from December 31, 2021, primarily due to declines within the equity markets.
•
Loan related derivative income decreased by $200,000, or 40.3%, to $296,000 for the quarter ended March 31, 2022, as compared to $496,000 for the quarter ended December 31, 2021.
•
Other income increased by $577,000, or 77.9%, to $1.3 million for the quarter ended March 31, 2022, as compared to $741,000 for the quarter ended December 31, 2021, primarily due to equity warrant revenue associated with an Innovation Banking loan in addition to gains recognized on a community development fund investment.

Noninterest Expense

Total noninterest expense increased by $407,000, or 1.6%, to $25.9 million for the quarter ended March 31, 2022, as compared to $25.5 million for the quarter ended December 31, 2021. During the quarter ended March 31, 2022, there were increases in salary and employee benefits expense, partially offset by decreases in non-operating expenses, professional services expense, and marketing expense as compared to the quarter ended December 31, 2021.

•
Salary and employee benefits expense increased by $1.2 million, or 7.3%, to $17.4 million for the quarter ended March 31, 2022, from $16.2 million for the quarter ended December 31, 2021, primarily due to the seasonality of higher employee benefit costs during the first quarter combined with recent staffing additions and regular merit increases.
•
There were no non-operating expenses for the quarter ended March 31, 2022, as compared to $331,000 for the quarter ended December 31, 2021.
•
Professional services decreased by $290,000, or 21.4%, to $1.1 million for the quarter ended March 31, 2022, from $1.4 million for the quarter ended December 31, 2021, primarily due to lower consulting fees associated with the wealth management system conversion completed in the fourth quarter of 2021 and lower recruiting expenses.
•
Marketing expense decreased by $288,000, or 56.3%, to $224,000 for the quarter ended March 31, 2022, from $512,000 for the quarter ended December 31, 2021, due to timing of marketing spend.

Asset Quality

Non-performing loans totaled $5.9 million, or 0.17% of total loans outstanding, at March 31, 2022. The allowance for credit losses was $34.1 million, or 1.00% of total loans outstanding excluding PPP loans, at March 31, 2022, as compared to $34.5 million, or 1.05% of total loans outstanding excluding PPP loans, at December 31, 2021.

The Company recorded net loan recoveries of $13,000, or 0.00% of total loans (annualized), for both the quarters ended March 31, 2022 and December 31, 2021.

The following table shows additional and historical information regarding non-performing assets, early-stage delinquency (30-89 days delinquent), and troubled debt restructurings:

	Nonperforming Assets
	March 31, 2022	December 31, 2021	March 31, 2021
	(dollars in thousands)
Total nonperforming loans	$5,943	$5,386	$7,363
Other real estate owned	—	—	1,820
Total nonperforming assets	$5,943	$5,386	$9,183
Troubled debt restructurings ("TDRs"):
Non-performing (included in total non-performing loans above)	$737	$758	$796
Performing	—	—	—
Total troubled debt restructurings	$737	$758	$796
Nonperforming loans/total loans	0.17%	0.16%	0.23%
Nonperforming assets/total assets	0.12%	0.11%	0.22%
TDRs/total loans	0.02%	0.02%	0.03%
	Additional Asset Quality Indicators
	March 31, 2022	December 31, 2021	March 31, 2021
Delinquent loans 30-89 days past due/total loans	0.41%	0.32%	0.21%
Quarterly net recoveries (charge-offs)/total loans (annualized)	0.00%	0.00%	0.00%
Year to date net recoveries (charge-offs)/total loans	0.00%	0.00%	0.00%
Allowance for credit losses/nonperforming loans	573.95%	640.48%	484.12%
Allowance for credit losses/total loans ex. PPP loans	1.00%	1.05%	1.18%

Income Taxes

The Company’s effective tax rate was 25.0% for the quarter ended March 31, 2022, as compared to 26.5% for the quarter ended December 31, 2021.

Dividend and Capital

On April 19, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.64 per share, which is payable on May 19, 2022, to shareholders of record as of the close of business on May 5, 2022. The Company did not repurchase any shares under its previously announced share repurchase program during the three months ended March 31, 2022.

The Company’s ratio of tangible common equity to tangible assets decreased to 7.69% at March 31, 2022 from 7.92% at December 31, 2021, primarily due to increases in unrealized losses within the Company’s available for sale investment securities portfolio combined with asset growth during the quarter ended March 31, 2022.

Tangible book value per share decreased by $0.49, or 0.9%, to $54.52 at March 31, 2022, as compared to $55.01 at December 31, 2021, as a result of increases in unrealized losses within the Company’s available for sale investment securities portfolio partially offset by income earned during the quarter ended March 31, 2022.

Investor Conference Call and Investor Presentation

An investor presentation is available on the investor relations section of the Company’s website: http://ir.cambridgetrust.com or within the hyperlink provided below. This presentation includes additional details regarding the Company’s loan portfolio, liquidity position, and other financial disclosures. Click here to download.

Cambridge Bancorp will also conduct a conference call/webcast at 11:00 a.m. Eastern Time on Wednesday, April 20, 2022, to discuss the results for the quarter. Participants are encouraged to pre-register for the conference call using the following link: https://dpregister.com/sreg/10163886/f179f311fe.

Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the call. Participants may pre-register at any time prior to the call and will immediately receive simple instructions via email. Additionally, participants may reach the registration link and access the webcast by logging in through the investor section of the Company’s website at http://ir.cambridgetrust.com.

Those parties who do not have Internet access or are otherwise unable to pre-register for this event may still participate at the above time by dialing 1-866-777-2509 and asking the operator to join the Cambridge Bancorp (CATC) earnings call. Participants are requested to dial-in a few minutes before the scheduled start of the call. The webcast will be archived for three months on our investor relations website at https://ir.cambridgetrust.com/news-market-information/presentations/default.aspx.

About Cambridge Bancorp

Cambridge Bancorp, the parent company of Cambridge Trust Company, is based in Cambridge, Massachusetts. Cambridge Trust Company is a 132-year-old Massachusetts chartered commercial bank with approximately $5.0 billion in assets at March 31, 2022, and a total of 19 Massachusetts and New Hampshire locations. Cambridge Trust Company is one of New England’s leaders in private banking and wealth management with $4.7 billion in client assets under management and administration at March 31, 2022. The Wealth Management group maintains offices in Boston and Wellesley, Massachusetts and Concord, Manchester, and Portsmouth, New Hampshire.

The accompanying unaudited condensed interim and annual consolidated financial information should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K, which is posted in the investor relations section of the Company’s website at http://ir.cambridgetrust.com.

Forward-looking Statements

Certain statements herein may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about the Company and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding the Company’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, the impact of any laws or regulations applicable to the Company, and measures being taken in response to the COVID-19 pandemic and the impact of the COVID-19 pandemic on the Company’s business are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following: the current global economic uncertainty and economic conditions being less favorable than expected; disruptions to the credit and financial markets; changes in the Company’s accounting policies or in accounting standards; weakness in the real estate market; legislative, regulatory, or accounting changes that adversely affect the Company’s business and/or competitive position; the Dodd-Frank Act’s consumer protection regulations; the duration and scope of the COVID-19 pandemic and its impact on levels of consumer confidence; actions that governments, businesses and individuals take in response to the COVID-19 pandemic; the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; a prolonged resurgence in the severity of the COVID-19 pandemic due to variants and mutations of the virus; the pace of recovery when the COVID-19 pandemic subsides; challenges from the integration of the Company and Wellesley resulting in the combined business not operating as effectively as expected; disruptions in the Company’s ability to access the capital markets; the cost savings of the merger with Wellesley may not be fully realized or may take longer to realize than expected; operating costs, customer loss, and business disruption following the merger with Wellesley, including adverse effects on relationships with employees, may be greater than expected; and other factors that are described in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year end December 31, 2021, which the Company filed on March 14, 2022. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating net income and operating diluted earnings per share, tangible book value per share and the tangible common equity ratio, operating return on average assets, operating return on tangible common equity, and operating efficiency ratio.

Operating net income and operating diluted earnings per share exclude items that management believes are unrelated to its core banking business such as merger and acquisition expenses, gain (loss) on disposition of investment securities, and other items. The Company’s management uses operating net income and operating diluted earnings per share to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses.

Management also supplements its evaluation of financial performance with an analysis of tangible book value per share (which is computed by dividing shareholders’ equity less goodwill and acquisition related intangible assets, or “tangible common equity,” by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by tangible assets, defined as total assets less goodwill and acquisition related intangibles), return on average assets and return on tangible common equity on an operating basis, and the operating efficiency ratio (which is computed by dividing noninterest expense adjusted for non-operating expenses and total revenue adjusted for gain/(loss) on disposition of investment securities). The Company has included information on these non-GAAP financial measures because the Company believes that investors may find it useful to have access to the same analytical tool used by management. As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles. Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management deems to be non-operating and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented under “GAAP to Non-GAAP Reconciliations.”

CONTACT:

Cambridge Bancorp

Michael F. Carotenuto

Chief Financial Officer

617-520-5520

CAMBRIDGE BANCORP AND SUBSIDIARIES

QUARTERLY UNAUDITED RESULTS

	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2021
	(dollars in thousands, except per share data)
Interest and Dividend Income	$33,898	$33,511	$32,821
Interest Expense	2,029	1,738	1,415
Net Interest and Dividend Income	31,869	31,773	31,406
Release of Credit Losses	(412)	(273)	(206)
Noninterest Income	11,354	11,454	10,849
Noninterest Expense	25,875	25,468	24,219
Income Before Income Taxes	17,760	18,032	18,242
Income Tax Expense	4,444	4,770	4,743
Net Income	$13,316	$13,262	$13,499

Operating Net Income*	$13,316	$13,501	$13,499

Data Per Common Share:
Basic Earnings Per Share	$1.91	$1.90	$1.95
Diluted Earnings Per Share	1.89	1.88	1.92
Operating Diluted Earnings Per Share*	1.89	1.92	1.92
Dividends Declared Per Share	0.64	0.61	0.55
Average Common Shares Outstanding:
Basic	6,948,040	6,934,702	6,907,861
Diluted	7,010,983	7,007,761	6,987,216

Selected Performance Ratios:
Net Interest Margin, FTE	2.74%	2.84%	3.35%
Adjusted Net Interest Margin, FTE	2.67%	2.70%	3.16%
Cost of Funds	0.17%	0.15%	0.15%
Cost of Interest-Bearing Liabilities	0.27%	0.24%	0.23%
Cost of Deposits	0.17%	0.15%	0.15%
Cost of Deposits excluding Wholesale Deposits	0.17%	0.15%	0.14%
Return on Average Assets	1.09%	1.12%	1.35%
Return on Average Equity	12.37%	12.24%	13.53%
Efficiency Ratio*	59.86%	58.92%	57.32%
Operating Return on Average Assets*	1.09%	1.15%	1.35%
Operating Return on Tangible Common Equity*	14.13%	14.27%	15.65%
Operating Efficiency Ratio*	59.86%	58.15%	57.32%

	March 31,	December 31,	March 31,
	2022	2021	2021
	(dollars in thousands, except per share data)
Total Assets	$5,018,379	$4,891,544	$4,253,173
Total Loans	$3,417,213	$3,319,106	$3,180,371
Total Deposits	$4,473,735	$4,331,152	$3,730,065
Allowance for Credit Losses	$34,110	$34,496	$35,646
Allowance to Total Loans (ex. PPP Loans)	1.00%	1.05%	1.18%
Non-Performing Loans	$5,943	$5,386	$7,363
Non-Performing Loans/Total Loans	0.17%	0.16%	0.23%
QTD Net Recoveries (Charge-offs) to Total Loans (annualized)	0.00%	0.00%	0.00%
Tangible Common Equity Ratio*	7.69%	7.92%	8.41%
Book Value Per Share	$62.30	$62.83	$58.57
Tangible Book Value Per Share*	$54.52	$55.01	$50.70
Wealth Management AUM	$4,464,512	$4,656,183	$4,083,811
Wealth Management AUM & AUA	$4,659,297	$4,853,119	$4,267,326
* See GAAP to Non-GAAP Reconciliations

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

	March 31, 2022	December 31, 2021
	(dollars in thousands, except par value)
Assets
Cash and cash equivalents	$81,748	$180,153
Investment securities
Available for sale, at fair value (amortized cost $202,688 and $201,270, respectively)	188,205	197,803
Held to maturity, at amortized cost (fair value $1,043,391 and $971,092, respectively)	1,115,824	977,061
Total investment securities	1,304,029	1,174,864
Loans held for sale, at lower of cost or fair value	918	1,490
Loans
Residential mortgage	1,447,141	1,415,079
Commercial mortgage	1,579,494	1,511,002
Home equity	86,559	87,960
Commercial and industrial	262,772	269,446
Consumer	41,247	35,619
Total loans	3,417,213	3,319,106
Less: allowance for credit losses on loans	(34,110)	(34,496)
Net loans	3,383,103	3,284,610
Federal Home Loan Bank of Boston Stock, at cost	4,816	4,816
Bank owned life insurance	47,157	46,970
Banking premises and equipment, net	17,136	17,326
Right-of-use asset operating leases	29,757	31,273
Deferred income taxes, net	10,460	9,985
Accrued interest receivable	9,718	9,162
Goodwill	51,912	51,912
Merger-related intangibles, net	2,526	2,617
Other assets	75,099	76,366
Total assets	$5,018,379	$4,891,544
Liabilities
Deposits
Demand	$1,426,310	$1,393,935
Interest-bearing checking	785,003	763,188
Money market	1,209,765	1,104,238
Savings	918,895	907,722
Certificates of deposit	133,762	162,069
Total deposits	4,473,735	4,331,152
Borrowings	16,140	16,510
Operating lease liabilities	32,271	33,871
Other liabilities	60,068	72,174
Total liabilities	4,582,214	4,453,707
Shareholders’ Equity
Common stock, par value $1.00; Authorized: 10,000,000 shares; Outstanding: 7,000,995 shares and 6,968,192 shares, respectively	7,001	6,968
Additional paid-in capital	228,538	229,205
Retained earnings	211,730	202,874
Accumulated other comprehensive loss	(11,104)	(1,210)
Total shareholders’ equity	436,165	437,837
Total liabilities and shareholders’ equity	$5,018,379	$4,891,544

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
	(dollars in thousands, except share data)
Interest and dividend income
Interest on taxable loans	$28,404	$29,044	$30,325
Interest on tax-exempt loans	350	355	222
Interest on taxable investment securities	4,411	3,354	1,585
Interest on tax-exempt investment securities	654	668	658
Dividends on FHLB of Boston stock	25	27	—
Interest on overnight investments	54	63	31
Total interest and dividend income	33,898	33,511	32,821
Interest expense
Interest on deposits	1,896	1,607	1,275
Interest on borrowed funds	133	131	140
Total interest expense	2,029	1,738	1,415
Net interest and dividend income	31,869	31,773	31,406
Release of credit losses	(412)	(273)	(206)
Net interest and dividend income after release of credit losses	32,281	32,046	31,612
Noninterest income
Wealth management revenue	8,574	9,025	8,151
Deposit account fees	506	519	474
ATM/Debit card income	379	423	333
Bank owned life insurance income	187	197	196
Gain on loans sold, net	94	53	569
Loan related derivative income	296	496	671
Other income	1,318	741	455
Total noninterest income	11,354	11,454	10,849
Noninterest expense
Salaries and employee benefits	17,391	16,215	16,045
Occupancy and equipment	3,542	3,516	3,576
Data processing	2,645	2,564	2,034
Professional services	1,064	1,354	1,272
Marketing	224	512	463
FDIC insurance	455	416	336
Non-operating expenses	—	331	—
Other expenses	554	560	493
Total noninterest expense	25,875	25,468	24,219
Income before income taxes	17,760	18,032	18,242
Income tax expense	4,444	4,770	4,743
Net income	$13,316	$13,262	$13,499
Share data:
Weighted average shares outstanding, basic	6,948,040	6,934,702	6,907,861
Weighted average shares outstanding, diluted	7,010,983	7,007,761	6,987,216
Basic earnings per share	$1.91	$1.90	$1.95
Diluted earnings per share	$1.89	$1.88	$1.92

CAMBRIDGE BANCORP AND SUBSIDIARIES

MARGIN & YIELD ANALYSIS

	Three Months Ended
	March 31, 2022			December 31, 2021			March 31, 2021
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,314,082	$28,404	3.48%	$3,231,227	$29,044	3.57%	$3,142,319	$30,325	3.91%
Tax-exempt	46,702	443	3.85	46,152	448	3.85	26,279	281	4.34
Securities available for sale (3)
Taxable	203,193	650	1.30	207,207	613	1.17	229,693	694	1.23
Securities held to maturity
Taxable	937,047	3,761	1.63	704,880	2,741	1.54	183,678	891	1.97
Tax-exempt	104,837	828	3.20	105,731	845	3.17	102,348	832	3.30
Cash and cash equivalents	147,977	54	0.15	174,088	63	0.14	144,567	31	0.09
Total interest-earning assets (4)	4,753,838	34,140	2.91%	4,469,285	33,754	3.00%	3,828,884	33,054	3.50%
Non-interest-earning assets	238,864			243,647			259,248
Allowance for credit losses	(34,780)			(35,108)			(35,988)
Total assets	$4,957,922			$4,677,824			$4,052,144
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
Checking accounts	$764,706	$44	0.02%	$712,123	$67	0.04%	$632,754	$83	0.05%
Savings accounts	923,168	177	0.08	942,118	218	0.09	977,415	272	0.11
Money market accounts	1,187,173	1,570	0.54	969,233	1,152	0.47	586,142	537	0.37
Certificates of deposit	144,114	105	0.30	177,960	170	0.38	239,356	383	0.65
Total interest-bearing deposits	3,019,161	1,896	0.25	2,801,434	1,607	0.23	2,435,667	1,275	0.21
Other borrowed funds	16,369	133	3.30	16,636	131	3.12	22,009	140	2.58
Total interest-bearing liabilities	3,035,530	2,029	0.27%	2,818,070	1,738	0.24%	2,457,676	1,415	0.23%
Non-interest-bearing liabilities
Demand deposits	1,388,409			1,324,162			1,085,048
Other liabilities	97,373			105,698			104,744
Total liabilities	4,521,312			4,247,930			3,647,468
Shareholders’ equity	436,610			429,894			404,676
Total liabilities & shareholders’ equity	$4,957,922			$4,677,824			$4,052,144
Net interest income on a fully taxable equivalent basis		32,111			32,016			31,639
Less taxable equivalent adjustment		(267)			(270)			(233)
Net interest income		$31,844			$31,746			$31,406
Net interest spread (5)			2.64%			2.76%			3.27%
Net interest margin (6)			2.74%			2.84%			3.35%
(1)
Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21% in 2022 and 2021
(2)
Nonaccrual loans are included in average amounts outstanding.
(3)
Average balances of securities available for sale calculated utilizing amortized cost.
(4)
Federal Home Loan Bank stock balance is excluded from interest-earning assets and associated dividend income is excluded from interest income.
(5)
Net interest spread represents the difference between the weighted average yield on interest-earning assets, inclusive of PPP loans outstanding during 2022 and 2021, and the weighted average cost of interest-bearing liabilities.
(6)
Net interest margin represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets, inclusive of PPP loans outstanding during 2022 and 2021.

GAAP to Non-GAAP Reconciliations (dollars in thousands except per share data)

Statement on Non-GAAP Measures: The Company believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Company. Management uses non-GAAP financial measures in its analysis of the Company’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Three Months Ended
Operating Net Income / Operating Diluted Earnings Per Share	March 31, 2022	December 31, 2021	March 31, 2021
	(dollars in thousands, except share data)
Net Income (a GAAP measure)	$13,316	$13,262	$13,499
Add: Non-operating expenses (GAAP)	—	331	—
Tax effect of non-operating adjustments (1)	—	(92)	—
Operating Net Income (a non-GAAP measure)	$13,316	$13,501	$13,499
Less: Dividends and Undistributed Earnings Allocated to Participating Securities (a non-GAAP measure)	(59)	(61)	(57)
Operating Net Income Applicable to Common Shareholders (a non-GAAP measure)	$13,257	$13,440	$13,442
Weighted Average Diluted Shares	7,010,983	7,007,761	6,987,216
Operating Diluted Earnings Per Share (a non-GAAP measure)	$1.89	$1.92	$1.92
(1)
The net tax benefit associated with non-operating items is determined by assessing whether each non-operating item is included or excluded from net taxable income and applying the Company’s combined marginal tax rate to only those items included in net taxable income.

	March 31, 2022	December 31, 2021	March 31, 2021
	(dollars in thousands)
Tangible Common Equity:
Shareholders' equity (GAAP)	$436,165	$437,837	$407,673
Less: Goodwill and acquisition related intangibles (GAAP)	(54,438)	(54,529)	(54,799)
Tangible Common Equity (a non-GAAP measure)	$381,727	$383,308	$352,874
Total assets (GAAP)	$5,018,379	$4,891,544	$4,253,173
Less: Goodwill and acquisition related intangibles (GAAP)	(54,438)	(54,529)	(54,799)
Tangible assets (a non-GAAP measure)	$4,963,941	$4,837,015	$4,198,374
Tangible Common Equity Ratio (a non-GAAP measure)	7.69%	7.92%	8.41%

Tangible Book Value Per Share:
Tangible Common Equity (a non-GAAP measure)	$381,727	$383,308	$352,874
Common shares outstanding	7,000,995	6,968,192	6,960,194
Tangible Book Value Per Share (a non-GAAP measure)	$54.52	$55.01	$50.70

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
	(dollars in thousands)
Efficiency Ratio: (1)
Noninterest expense	$25,875	$25,468	$24,219
Net interest and dividend income	$31,869	$31,773	$31,406
Total noninterest income	11,354	11,454	10,849
Total revenue	$43,223	$43,227	$42,255
Efficiency Ratio	59.86%	58.92%	57.32%

Operating Efficiency Ratio: (2)
Noninterest expense	$25,875	$25,468	$24,219
Non-operating expenses (Pretax)	—	(331)	—
Operating expense (a non-GAAP measure)	$25,875	$25,137	$24,219
Total revenue	$43,223	$43,227	$42,255
Operating Efficiency Ratio (a non-GAAP measure)	59.86%	58.15%	57.32%

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
	(dollars in thousands)
Operating Return on Tangible Common Equity: (3)
Operating Net Income (a non-GAAP measure)	$13,316	$13,501	$13,499
Average common equity	$436,610	$429,894	$404,676
Average goodwill and merger related intangibles	(54,483)	(54,574)	(54,847)
Average tangible common equity (a non-GAAP measure)	$382,127	$375,320	$349,829
Operating Return on Tangible Common Equity (a non-GAAP measure)	14.13%	14.27%	15.65%

Operating Return on Average Assets: (4)
Operating Net Income (a non-GAAP measure)	$13,316	$13,501	$13,499
Average assets	$4,957,922	$4,677,824	$4,052,144
Operating Return on Average Assets (a non-GAAP measure)	1.09%	1.15%	1.35%

(1)
The efficiency ratio represents noninterest expense as a percentage of the sum of net interest and dividend income and noninterest income.
(2)
Operating efficiency ratio represents operating expense as a percentage of total revenue.
(3)
Operating return on tangible common equity represents operating net income as a percentage of average tangible common equity.
(4)
Operating return on average assets represents operating net income as a percentage of average assets.